UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 12, 2009 (May 12, 2009)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

On February 3, 2009, Spectrum Brands, Inc. (the "Company") announced that it and its United States subsidiaries (together with the Company, collectively, the "Debtors") had filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being jointly administered by the court as Case No. 09-50456 (the "Bankruptcy Cases").

In connection with the Bankruptcy Cases, the Debtors, as previously announced, filed an amended plan of reorganization and related disclosure statement with the Bankruptcy Court, which disclosure statement included certain financial projections.  These financial projections were furnished to the Securities and Exchange Commission on a Current Report on Form 8-K filed on April 15, 2009.  On May 12, 2009, the Debtors further revised the schedules titled "GAAP Reconciliation to Net Income" and "GAAP Reconciliation to Net Income (Monthly)" to the financial projections and submitted the updated schedules to the Bankruptcy Court.  The revisions do not reflect any change in assumptions about the strength of the Company's operations or the performance of any of its businesses.  Projected EBITDA remains unchanged from the previous disclosures.  The further updated schedules are furnished hereto as Exhibit 99.1.

The financial projections were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, including, without limitation, the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.  Unless otherwise noted, the financial projections were not prepared in accordance with generally accepted accounting principles.

Item 9.01.         Financial Statements and Exhibits.

           (d) Exhibits

Exhibit
Number	Description

99.1	Spectrum Brands, Inc. Updated Financial Projection Schedules

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Spectrum Brands, Inc. Updated Financial Projection Schedules